UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2015

Masco Corporation

(Exact name of Registrant as Specified in Charter)

Delaware	1-5794	38-1794485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21001 Van Born Road, Taylor, Michigan	48180
(Address of Principal Executive Offices)	(Zip Code)

(313) 274-7400

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 4, 2015 at its corporate office in Taylor, Michigan. At the Annual Meeting, Company stockholders voted on three proposals. A brief description of the proposals and the votes cast on each proposal are set forth below. In order to pass, each proposal required the approval of a majority of the votes cast. As of the record date, 348,596,318 shares of Company common stock were outstanding and entitled to vote.

Proposal 1: The election of four Class III directors to serve until the Annual Meeting in 2018.

	Votes For	Votes Against	Abstentions	Broker Non-Votes

Mark R. Alexander	291,051,323	2,427,871	153,298	17,332,588
Richard A. Manoogian	268,561,661	24,917,880	152,951	17,332,588
John C. Plant	284,516,335	8,952,252	163,905	17,332,588
Mary Ann Van Lokeren	282,827,547	10,630,561	174,384	17,332,588

Proposal 2: A non-binding advisory vote to approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the related material disclosed in the Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
289,002,367	3,787,882	842,243	17,332,588

Proposal 3: The ratification of the selection of PricewaterhouseCoopers LLP to act as independent auditors for the Company for 2015.

Votes For	Votes Against	Abstentions
305,102,794	5,532,239	330,047

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MASCO CORPORATION

By:	/s/ JOHN G. SZNEWAJS
	Name:	John G. Sznewajs
	Title:	Vice President, Treasurer and Chief Financial Officer

May 4, 2015

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